UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2024

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 23, 2024, Verastem, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the underwritten offering, issuance and sale by the Company of: (i) 13,333,334 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and accompanying warrants (the “Warrants”) to purchase up to 13,333,334 shares of Common Stock; and (ii) to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,000,000 shares of Common Stock and accompanying Warrants to purchase 5,000,000 shares of Common Stock (collectively, the “Offering”). All of the Firm Shares, the Pre-Funded Warrants and the Warrants will be sold by the Company. Each share of Common Stock is being offered and sold together with an accompanying Warrant at a combined offering price to the public of $3.00, less the underwriting discounts and commissions, and each Pre-Funded Warrant is being offered and sold together with an accompanying Common Stock Warrant at a combined offering price to the public of $2.999, which is equal to the combined offering price per share of Common Stock and accompanying Warrant less the $0.001 exercise price of each Pre-Funded Warrant, less the underwriting discounts and commissions.

The Company expects to receive net proceeds from the Offering of approximately $51.1 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275408), which was declared effective on November 20, 2023. The closing of the Offering is expected to take place on or about July 25, 2024, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price equal to $0.001 per underlying share of Common Stock. Each Pre-Funded Warrant is exercisable for the number of shares of our Common Stock stated therein and will be accompanied by Warrants with the same terms as the Warrants described below. The Pre-Funded Warrants will not expire and are exercisable in cash or by means of a cashless exercise.

Each Warrant will have an exercise price per underlying share of Common Stock equal to $3.50. Each Warrant is exercisable for the number of shares of our Common Stock stated therein (or, in certain limited circumstances in lieu of a share of Common Stock, a pre-funded warrant for one share of our Common Stock at the warrant exercise price less the exercise price of the pre-funded warrant purchased). Each Warrant will be exercisable from the date of issuance until their expiration. The Warrants will expire 18 months from the date of issuance, and are exercisable in cash or, in certain limited circumstances only, by means of a cashless exercise.

Each Warrant and Pre-Funded Warrant will be exercisable, in whole or, in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock or pre-funded warrants, as applicable, purchased upon such exercise. The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant or Pre-Funded Warrant, as applicable, is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders.

The Company may not effect the exercise of any Warrant or Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Warrant or Pre-Funded Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% (or such higher percentage up to 19.99%, at the election of the holder) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such Warrants or Pre-Funded Warrants, as applicable, provided that such percentage may in no event exceed 19.99%. In the event that the exercise of a Warrant would cause the holder to beneficially own in excess of 4.99% (or such higher percentage up to 19.99%, at the election of the holder) of the total number shares of our Common Stock outstanding immediately after giving effect to such exercise, the holder of a warrant may elect to purchase a pre-funded warrant for one share of our Common Stock, rather than a share of Common Stock, at the Warrant exercise price less the exercise price of the pre-funded warrant purchased.

In addition, upon the consummation of an acquisition (as described in the Warrants and Pre-Funded Warrants, as applicable), each Warrant and Pre-Funded Warrant will automatically be converted into the right of the holder of such Warrant or Pre-Funded Warrant, as applicable, to receive the kind and amount of securities, cash or other property that such holders would have received had they exercised such Warrant or Pre-Funded Warrant, as applicable, immediately prior to such acquisition, without regard to any limitations on exercise contained in the Warrant or Pre-Funded Warrants. The foregoing description of the Pre-Funded Warrants and Warrants is qualified in its entirety by reference to the Form of Pre-Funded Warrant and Form of Warrant filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ropes & Gray, LLP, counsel to the Company, has issued an opinion to the Company, dated July 25, 2024, regarding the Shares, Warrants and Pre-Funded Warrants to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 23, 2024, among Verastem, Inc. and Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)
99.1	Information relating to Item 14 of the Registration Statement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: July 25, 2024	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer